GLOBETEL ANNOUNCES SEC, AUDIT COMMITTEE INVESTIGATIONS,
                             AMEX DELISTING DECISION

FORT LAUDERDALE, FL -- OCTOBER 6, 2006 -- GlobeTel Communications Corp. (AMEX:
GTE) today announced that it has learned that the Securities and Exchange Commission has issued a formal order of investigation concerning, among other things, certain accounting issues, including the treatment of certain acquisitions and the valuation of certain intangible assets.

Additionally, the Company's Audit Committee has authorized an internal investigation into the same matters. The Company and its management intend to fully cooperate in both investigations. The outcome of the investigations cannot be predicted at this time.

The American Stock Exchange has notified the Company that the Listing Qualifications Panel upheld the Amex Staff's determination to delist the securities of the Company. The shares will trade on the American Stock Exchange through October 10, 2006 and then will begin trading on the Pink Sheets on October 11, 2006. The Company will be taking steps to move to the OTC Bulletin Board as soon as practicable.

The Company will inform its shareholder and institutional base of its new trading symbol once assigned, and will keep its interested constituencies informed of developments associated with its migration to the over the counter market, and other developments.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect," "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements.

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                                                        Contact: Robert Bleckman
                                                  Director of Investor Relations
                                                                  (954) 775-1427